                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 21

                    Subsidiaries of Benjamin Franklin Bancorp

The following are the subsidiaries of Benjamin Franklin Bancorp:

      NAME OF SUBSIDIARY                          JURISDICTION OF INCORPORATION
---------------------------------------           -----------------------------
Benjamin Franklin Bank                            Massachusetts
Benjamin Franklin Bank Capital Trust I            Delaware

The following is a wholly-owned subsidiary of Benjamin Franklin Bank:

            NAME OF SUBSIDIARY                    JURISDICTION OF INCORPORATION
---------------------------------------           -----------------------------
Benjamin Franklin Bank Securities Corp.           Massachusetts